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                                                                    EXHIBIT 10dd

                        INCENTIVE STOCK OPTION AGREEMENT
                                      FOR
                  OPTIONEE OF RESTATED 1991 STOCK OPTION PLAN

         This Agreement is made as of the 6th day of December, 1999, between AIRPORT SYSTEMS INTERNATIONAL, INC., a Kansas corporation (the "Company"), and KARL GEMPERLI, an employee to the Company or any Subsidiary ("Optionee").

         1. BACKGROUND. In order to attract and retain the best available personnel for positions of substantial responsibility in the Company or any Subsidiary and to promote the success of the Company's business, the Company has adopted the Restated 1991 Stock Option Plan (the "Plan"), a copy of which is attached hereto as Exhibit A. Pursuant to the Plan certain Employees and Consultants of the Company or any Subsidiary may be designated by the Board of Directors of the Company to receive an option to purchase shares of Common Stock of the Company ("Common Stock"). Capitalized terms used herein and otherwise not defined have the meaning ascribed to them in the Plan.

         2. GRANT OF OPTION. The Company hereby grants to Optionee an option to purchase up to an aggregate of 50,000 Shares of Common Stock of the Company (the "Option Shares"), in accordance with the vesting schedule set forth in Section 3 hereof (the "Option"); provided however, that the Option is subject to the terms of the Plan and the Stock Transfer Restriction Agreement for Exercise of Stock Option attached hereto as Exhibit B ("Stock Restriction Agreement"), the provisions of which are incorporated herein by reference and the terms of which shall control in the event of any conflict with the terms hereof. The Option hereby granted is an Incentive Stock Option.

         3. VESTING OF SHARES. The option to purchase shares of Common Stock shall cumulatively vest and be exercisable for 10,000 shares of Common Stock on December 6, 2000, 10,000 shares of Common Stock on December 6, 2001, 10,000 shares of Common Stock on December 6, 2003, 10,000 shares of Common Stock on December 6, 2004, and 10,000 shares of Common Stock on December 6, 2005; provided, however, that the unvested portions of the Options shall vest and be exercisable immediately prior to any of the following transactions: (i) the closing of the Company's sale of all or substantially all of its assets or
(ii) the acquisition of the Company by another entity by means of a merger or consolidation resulting in the exchange of the outstanding shares of Company's capital stock for securities or consideration issued or caused to be issued by the acquiring entity or its subsidiary or (iii) the acquisition from one or more of the shareholders of the Company of more than fifty percent (50%) of the Common Stock by a single person or group of persons acting together (collectively, a "Change in Control Transaction"); provided further, however, that if the Change in Control Transaction is with any person who is a holder of Common Stock on the date hereof, or an entity under the control of such person through stock ownership or otherwise, the unvested portion of the options shall not vest and the


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options shall remain in effect to vest in accordance with the vesting schedule set forth in this Section 3.

         4.       EXERCISE OF OPTION

         (a) An Option shall be deemed to be exercised when the Optionee or other authorized person gives to the Company written notice of such exercise and full payment for the Option Shares with respect to which the Option is exercised has been received by the Company. As a condition to the exercise of an Option, the Company will require the Optionee to execute a Stock Restriction Agreement.

         (b) Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Option Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Option Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificates promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of the stock certificate is issued, except as provided in Section 12 of the Plan.

         (c) Exercise of an Option in any manner shall result in a decrease in the number of Option Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Option Shares as to which the Option is exercised.

         5.       EXERCISE PRICE AND CONSIDERATION.

         (a) EXERCISE PRICE. The per Share exercise price for the Option Shares to be issued pursuant to exercise of an Option shall be two and one-quarter dollars ($2.25), which is equal to the closing price per share of the Common Stock on the date hereof as listed on the NASDAQ National Market System as reported in The Wall Street Journal.

         (b) FORM OF CONSIDERATION. The consideration to be paid for the Option Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board of Directors and may consist entirely of cash, check, other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Option Shares as to which said option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Option Shares to the extent permitted under the laws of the state of incorporation of the Company. In making its determination as to the type of consideration to accept, the Board of Directors shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         (c) FAIR MARKET VALUE. The fair market value of shares of Common Stock delivered to the Company as payment of the purchase price upon exercise of an Option shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share of Common Stock shall be the mean of the bid and asked prices (or the closing price per


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share if the Common Stock is listed on the National Association of Securities
Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, if the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on the date of grant of the Option, as reported in The Wall Street Journal.

         6.       TERM OF OPTION.

         (a) GENERAL RULE. Except as provided in Section 6(b) and Section 6(c) hereof and in Section 10 and Section 12 of the Plan, the term of each Option granted pursuant to Section 2 hereof shall be ten (10) years from the date hereof.

         (b) EMPLOYMENT OF OPTIONEE TERMINATED. Notwithstanding anything provided to the contrary in the Plan, if Optionee's employment with the Company or any Subsidiary is terminated by the Company or any Subsidiary (i) for fraud or dishonesty of Optionee in connection with fulfillment of his duties and responsibilities as an employee of the Company or any Subsidiary, including without limitation, embezzlement of Company or Subsidiary funds; or (ii) because employee is charged with a felony under any applicable criminal code or statute, or (iii) if Optionee quits the employment of the Company or any Subsidiary, then all unexercised Options, whether vested or unvested, shall terminate immediately upon such termination of employment. If Optionee's employment with the Company or any subsidiary is terminated for a reason other than those described in the preceding sentence the unvested portion of the Option shall terminate immediately and the entire portion of the Option which was vested prior to termination of Employee's employment, to the extent that it was exercisable for sixty (60) days following Employee's termination date. To the extent that the Option was not exercisable on the Employee's termination date, or if the Option is not exercised (to the extent it was entitled to be exercised), within the 60 day period, the Option shall terminate.

         (c) BREACH OF NON-DISCLOSURE COVENANT NOT TO COMPETE. Notwithstanding anything provided to the contrary in the Plan, if Optionee breaches any applicable nondisclosure covenant or covenant not to compete set forth in any employment agreement between Optionee and the Company or a Subsidiary, or otherwise applicable to Optionee under the law of the jurisdiction where Optionee is employed, then all unexercised Options, whether vested or unvested, shall immediately terminate.

         7. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         8.       CONDITIONS UPON ISSUANCE OF OPTION SHARES.

         (a) Option Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Option Shares


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pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the reasonable approval of counsel for the Company with respect to such compliance.

         (b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Option Shares are being purchased only for investment and without any present intention to sell or distribute such Option Shares if, in the reasonable opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         (c) As a condition to the issuance of Option Shares, the Optionee shall (a) remit to the Company at the time of any exercise of the Option any taxes required to be withheld by the Company under federal, state or local laws as a result of the exercise of the Option, and/or (b) instruct the Company to withhold in accordance with applicable law from any compensation payable to the Optionee the taxes required to be held by the Company under federal, state or local laws result of the exercise of the Option. The determination of the amount of any such withholding shall be made by the Company in its sole discretion.

         (d) All Option Shares issued pursuant to the exercise of the Option shall be subject to the terms and provisions of the Stock Restriction Agreement, an example of which is attached hereto as Exhibit B.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            OPTIONEE

                                            /S/ Karl Gemperli
                                            -----------------------------------

                                            NAME: KARL GEMPERLI

                                            AIRPORT SYSTEMS INTERNATIONAL,
                                            INC.

                                            a Kansas corporation

                                            BY: /S/ KEITH S. COWAN
                                                -------------------------------

                                                KEITH S. COWAN, PRESIDENT


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        EXHIBITS

A.       RESTATED 1991 STOCK OPTION PLAN

B.       STOCK TRANSFER RESTRICTION AGREEMENT